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                                                                     Exhibit 23


               Consent of Independent Certified Public Accountants

     We have issued our reports dated July 23, 1999, (except for note K, as to which the date is September 14, 1999), accompanying the consolidated financial statements included in the Annual Report of Crusader Holding Corporation on Form 10-K for the year ended June 30, 1999. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Crusader Holding Corporation on Forms S-8 (File No. 333-64821, effective September 30, 1998).




Philadelphia, Pennsylvania
September 23, 1999